                                                                       EXHIBIT 2



                             NOTE PURCHASE AGREEMENT

                         EFFECTIVE AS OF AUGUST 3, 2000

                                 BY AND BETWEEN

                               MSI HOLDINGS, INC.,
                            DOING BUSINESS AS APERIAN

                                       AND

                             HEWLETT-PACKARD COMPANY



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                                TABLE OF CONTENTS



1.       Note.......................................................................................1

2.       Representation and Warranties of the Company...............................................2

3.       Representations and Warranties of HP.......................................................9

4.       Conditions to Closings....................................................................10

5.       Financial Statements......................................................................12

6.       Miscellaneous.............................................................................13

Schedule 1        Disclosure Schedule
Exhibit A         Form of Legal Opinion of Company Counsel



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                             NOTE PURCHASE AGREEMENT

         This Note Purchase Agreement ("Agreement") is entered into and is effective as of August 3, 2000 by and between MSI Holdings, Inc., a Utah corporation doing business as Aperian (the "Company"), and Hewlett-Packard Company, a Delaware corporation ("HP").

                                     RECITAL

         WHEREAS, on the terms and subject to the conditions set forth herein, HP is willing to advance up to U.S. $40,000,000 (Forty Million U.S. Dollars) to the Company, and the Company is willing to execute in favor of HP a convertible secured promissory note in the principal amount of U.S. $40,000,000 (Forty Million U.S. Dollars) (the "Note").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Note.

         (1)      Issuance and Delivery of the Note.

                  (1) At the Closing (as defined below), the Company shall issue the Note to HP.

                  (2) The issuance of the Note shall take place at a closing to be held at such place and time and on such date (the "Closing Date") as the Company and HP may determine (the "Closing"). At the Closing the Company will deliver to HP the Note. The Note shall be registered in HP's name in the Company's records. Wire transfers of Loan proceeds shall be sent to account number 20707P31 in the name of the MSI Holdings, Inc. at Everen Securities, Merrill Lynch, Columbus, Ohio 43271, ABA number 043000261.

         (2) Security. The obligations evidenced by the Note shall be secured as provided in the Note.



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2. Representation and Warranties of the Company. The Company represents and warrants to HP that, as of the date of this Agreement, except as disclosed in the Disclosure Schedule attached hereto as Schedule 1:

         (1) Due Incorporation, Qualification, etc. The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and (ii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

         (2) Capitalization. The Company's total authorized and issued capitalization is as set forth on the Disclosure Schedule. All of the outstanding equity securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as expressly referenced in the Note or in the Disclosure Schedule, there are as of the date of this Agreement, no options, warrants or rights to purchase equity securities authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its equity securities. The Disclosure Schedule sets forth with respect to such options, warrants and other rights, the grant date, vesting schedule, terms and exercise period thereof; provided, that to the extent such options, warrants or other rights are granted pursuant to an employee stock option plan, the Disclosure Schedule shall set forth the number of shares issuable under such employee stock option plan and the general terms of the rights provided to employees, rather than the details relating to each employee participating in such employee stock option plan. The Form 10K-SB/A filed by the company with the SEC on July 28, 2000, a copy of which has been provided to HP, sets forth, as of the date indicated therein, a list of the beneficial owners known to the company of 5% or more of the outstanding shares of common stock of the Company, and the Company represents and warrants to HP that the Form 10K-SB/A is true and correct in all material respects. Except as expressly referenced in the Note or in the Disclosure Schedule, there are no restrictions on the transfer of equity securities of the Company, other than those imposed by the Company's Certificate of Incorporation and Bylaws as of the date hereof, or relevant state and federal securities laws, and no holder of any equity security of the Company is entitled to preemptive or similar statutory or contractual rights. All outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws. Except as expressly referenced in the Note or in the Disclosure



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                  Schedule, no person or entity has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to any equity securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any registration statement.

         (3) Subsidiaries and Business Names. The Disclosure Statement sets forth (i) each corporation, association, partnership, or other business entity which the Company owns or controls, directly or indirectly, (ii) the Company's percentage of ownership of such business entity, (iii) the jurisdiction under which such business entity is organized, and (iv) all names under which the Company conducts business, each as of the date hereof.

         (4) Authority; Enforceability. The execution, delivery and performance by the Company of each Transaction Document (as defined below) and the consummation by the Company of the transaction contemplated thereby (i) are within the power of the Company, and (ii) have been duly authorized by all necessary actions on the part of the Company. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity. The shares of the Company's capital stock, issuable upon conversion of the Note, when issued in compliance with this Agreement and the Note (the "Underlying Stock"), will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon HP through no action of the Company. The Underlying Stock is not subject to any preemptive rights or rights of first refusal.

         (5) Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Certificate of Incorporation or Bylaws of the Company or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement,



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                  instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company (other than any lien in favor of HP) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

         (6) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other person or entity (including without limitation the shareholders of any person or entity) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

         (7)      Financial Statements; Operating Plan.

                  (1) The consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of the last fiscal year, and consolidated statements of income and cash flows of the Company and it subsidiaries, if any, for such year (the "Audited Financial Statements") and the unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each of the quarterly periods ending after the end of the last fiscal year, and the consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such periods and for the current fiscal year to date (the "Unaudited Financial Statements," and together with the Audited Financial Statements, the "Financial Statements"), in each case which have been delivered to HP, (A) were prepared in accordance with generally accepted accounting principles ("GAAP") (except that the Unaudited Financial Statements do not contain footnotes required by GAAP or normal year-end closing adjustments); (B) are in accordance with the books and records of the Company and its subsidiaries, which have been maintained in accordance with good business practices; and (C) fairly present the consolidated financial position of the Company as of the dates presented therein and the income for the periods presented therein. The Audited Financial Statements set forth in reasonable detail the Company's accounting policies, principles and methods, and there has been no change thereof since the date thereof, except as may



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                           be required by GAAP or as may have been concurred
                           with by the company's independent public accountant. Except as set forth in the Financial Statements, none of the Company or any of the Company's subsidiaries has any contingent obligations, liability for taxes or other outstanding obligations which should have been reflected in such financial statements, which are material in the aggregate and of which the Company is aware, except as incurred in the ordinary course of business after the date of such Financial Statement. The Company has not capitalized any software development costs, and no such costs are recorded in the Financial Statements.

                  (2) The Company has delivered to HP true and correct information regarding its operating plan as of the date hereof. The projections and forward-looking statements made by the Company in such operating plan (the "Projections") were prepared in good faith based on estimates and assumptions believed by the Company to be reasonable based on current circumstances. Actual results during the period covered by the Projections may differ materially and adversely from the projected results and such Projections should not be regarded as a representation or warranty by the Company that the projected results will be achieved.

         (8) Absence of Changes. Since the date of the most recent Financial Statements delivered to HP hereunder (the "Most Recent Financial Statements"), unless the Company has advised HP to the contrary in writing delivered pursuant to Section 6(i) hereof, there has not been to the Company's knowledge:

                  (1) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Most Recent Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (2) Any material change in the material contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;



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                  (3)      Any damage, destruction or loss, whether or not
                           covered by insurance, materially and adversely affecting the properties, business or financial condition of the Company;

                  (4) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (5) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (6) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                  (7) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (8) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (9) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; or

                  (10) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition or operations of the Company, including compensation agreements with the Company's employees.

         (9) Title. Each of the Company and the Company's subsidiaries owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all of its real properties and good title to all personal property included in its other assets and properties as reflected in the Most Recent Financial Statements (except those assets and properties disposed of in the ordinary course of business since the date of such Unaudited Financial Statements) and all respective assets and properties acquired by the Company and the Company's subsidiaries since such date (except those disposed of in the ordinary course of business). Such assets and properties are subject to no lien, except for Permitted Liens (as defined in the Note).



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         (10)     Resignation/Termination of Key Officers. Unless the Company
                  has advised HP to the contrary in writing delivered pursuant to Section 6(i) hereof, there has been no resignation or termination of employment of any key officer, consultant or employee of the Company since the date of the Most Recent Financial Statement, and the Company does not know of the impending resignation or termination of employment of any such key officer, consultant or employee that if consummated would have a materially adverse affect on its business.

         (11) Material Liabilities. Unless the Company has advised HP to the contrary in writing delivered pursuant to Section 6(i) hereof, the Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) the liabilities and obligations set forth in the Unaudited Financial Statements, and (ii) liabilities and obligations which have been incurred in the ordinary course of business since the date of the Most Recent Financial Statement.

         (12)     Patents and Other Intangible Assets.

                  (1) The Company owns or has the right to use, all patents, trademarks, service marks, trade names, copyrights (and licenses with respect to the foregoing) used in the conduct of its business. Unless the Company has advised HP to the contrary in writing, delivered pursuant to Section 6(i) hereof, there are no pending or threatened claims against the Company alleging that the conduct of the Company's business infringes upon otherwise conflicts with the right or claimed right of any person under or with respect to any of the foregoing. The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of or other claimant to any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof in connection with the conduct of its business or otherwise except with respect to licenses undertaken by the Company in the ordinary course of business. Except in the ordinary course of business, the Company has not granted any licenses or manufacturing rights with respect to its business as now conducted or as now proposed to conduct.

                  (2) The Company owns or has the right to use all trade secrets, including know-how, inventions, designs, processes and technical data required for the development, operation and sale of all



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                           products and services sold and now proposed to be
                           sold by the Company, free and clear of any rights, liens or claims of others.

                  (3) The Company has not received any communication alleging that the Company has violated or, by conducting its business as now proposed, would violate or infringe in any way any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

                  (4) The Company has obtained confidentiality and non-disclosure agreements from its employees regarding its intellectual property and trade secrets (each, a "Non-Disclosure Agreement") pursuant to the terms of a form Non-Disclosure Agreement which has previously been provided to HP. There are no Non-Disclosure Agreements which differ substantially from the form Non-Disclosure Agreement.

         (13) Securities Law Compliance. Subject to the accuracy of HP's representations and warranties in Section 3 below, the offer, sale and issuance of the Note to be issued in conformity with this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act and all applicable state securities laws.

         (14) Litigation. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or governmental agency.

         (15) No Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken or permitted to be taken by the Company, any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with the execution and performance of this Agreement or any other Transaction Document.

         (16) Security Interest. The security interests created under the Note create a valid and enforceable security interest in the Collateral (as defined in the Note), and upon the filing of UCC-1 financing statements in Texas, Florida, Georgia and Arizona and such other states as the Company shall advise HP in writing pursuant to Section 8(d) of the Note, HP will have a perfected first priority security interest in all Collateral that may be perfected by filing a financing statement.



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         (17)     Conversion of the Note. The principal and interest under the
                  Note is convertible into the capital stock of the Company as provided under the terms of the Note.

         (18) Disclosure. This Agreement with the Disclosure Schedule, the Note, the Registration Rights Agreement and the UCC-1 financing statements to be executed in connection with the Note (collectively, the "Transaction Documents"), when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. Representations and Warranties of HP. HP represents and warrants to the Company that:

         (1) Authority. The execution, delivery and performance by HP of each Transaction Document and the consummation by HP of the transactions contemplated thereby are within the power of HP and have been duly authorized by all necessary actions on the part of HP. Each Transaction Document executed, or to be executed, by HP has been or will be, duly executed and delivered by HP and constitutes, or will constitute, a legal, valid and binding obligation of HP, enforceable against HP in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         (2) Securities Law Investment Representations. HP acknowledges that the Note has not been and will not be registered under the Securities Act, or the securities laws of any state of the United States or any other jurisdiction. HP is purchasing the Note and the Underlying Stock for HP's own account for investment and not for the interest of any other person and not for resale to others or with a view to or for sale in connection with any distribution thereof. HP has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment and to bear the economic risk of such investment for an indefinite period of time.



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4. Conditions to Closings.

         (1) Conditions of HP to Closing. HP's obligation hereunder to advance funds to the Company is subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, any of which may be waived in whole or in part by
                  HP:

                  (1) Representations and Warranties; Covenants; Officer's Certificate; Opinion of Counsel.

                           (1) The representations and warranties made by the Company herein or in any other Transaction Document shall be true and correct as of the Closing Date.

                           (2) The Company shall have performed all covenants set forth in the Transaction Documents required to be performed prior to the Closing.

                           (3) A duly authorized officer of the Company shall have executed and delivered to HP a certificate, dated the Closing Date, with respect to the satisfaction of the conditions set forth herein.

                           (4) HP shall have received an opinion of counsel to the Company regarding the enforceability and due authorization of the transactions contemplated by the Transaction Documents in substantially the form attached hereto as Exhibit A, and opinions of counsel to the Company in each state in which Collateral is located regarding the filing of UCC-1 financing statements as provided in Exhibit A and otherwise in substantially the form of Exhibit A.

                  (2) Transaction Documents. The Company shall have duly executed and delivered to HP the following documents:

                           (1)      This Agreement;

                           (2)      The Note;

                           (3)      The Registration Rights Agreement; and



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                           (4)      UCC-1 financing statements and other
                                    documents and instruments which HP may
                                    reasonably request to perfect its security interest in the collateral described in the Note.

                  (3) Corporate Documents. The Company shall have delivered to HP each of the following:

                           (1) The Certificate of Incorporation of the Company, certified as of a recent date prior to the Closing Date by the Secretary of the State of Utah;

                           (2) A Certificate of Good Standing with respect to the Company, certified as of a recent date prior to the Closing Date by the Secretary of the State of Utah; and

                           (3) A certificate of the Secretary of the Company, dated the Closing Date, certifying that (1) the Certificate of Incorporation of the Company, delivered to HP pursuant to the terms hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (2) attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the Closing Date;
                                    (3) attached thereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (4) there are no proceedings for the dissolution or liquidation of the Company that have commenced or, to the knowledge of the Company, been threatened.

         (2) The Company Conditions to Closing. The Company's obligation hereunder to accept the advance of the funds from HP is subject to satisfaction, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or part by the Company:



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                  (1)      Representations and Warranties; Covenants.

                           (1) The representations and warranties made by HP herein shall be true and correct as of the Closing Date.

                           (2) HP shall have performed all covenants set forth in this Agreement required to be performed prior to the Closing.

                  (2) Execution and Delivery. HP shall have duly executed and delivered to the Company this Agreement, the Registration Rights Agreement and the Note.

5. Financial Statements. The Company will furnish the following reports to HP for so long as any amounts are outstanding under the Note and until conversion of the Note by HP:

         (1) Annual. As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, (A) a consolidated balance sheet of the Company and its subsidiaries, if any as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified as unqualified by independent public accountants of recognized national standing selected by the Company and reasonably acceptable to HP; and (B) a financial plan, including an operating budget and business plan, for the fiscal year which just began.

         (2) Quarterly. As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for each such period and for the current fiscal year to date, prepared in accordance with GAAP (except that such financial statements need not contain footnotes required by GAAP or normal year-end closing adjustments), all in reasonable detail and certified by the chief financial officer of the Company.



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         (3)      Information Provided to Shareholders. Promptly upon the
                  mailing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so mailed.

         (4) Securities Filings. Promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission.

         (5) Other Information. Such other information as HP reasonably requests, including monthly financial statements.

6. Miscellaneous.

         (1) Confidentiality. From and after the date hereof, each of HP and the Company shall receive confidential information of the other party. For purposes hereof, the party, disclosing confidential information shall be designated "Discloser" and the party receiving such information shall be designated "Recipient". Except with Discloser's prior written approval, and except as HP reasonably determines to be necessary with any foreclosure of its security interests under the Note. Recipient shall keep all of Discloser's confidential information confidential and shall use such information only for the furtherance of business relationships between the parties. Recipient shall protect Discloser's confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of Discloser's confidential information as Recipient uses to protect its own confidential information of a like nature. Information shall not be deemed confidential if it (i) is or becomes a matter of public knowledge through no fault of Recipient; (ii) is rightfully received by Recipient from a third party without a duty of confidentiality; (iii) is disclosed under operation of law; or
                  (iv) is independently developed by Recipient. Recipient agrees that Discloser is entitled, in addition to any other remedies available to it either at law or in equity, to injunctive relief restraining Recipient from violation of the foregoing restrictions.

         (2) Waivers and Amendments. No provision of this Agreement may be amended or modified without the written consent of the Company and HP. No provision of this Agreement may be waived unless such waiver is in writing and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.



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         (3)      Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

         (4) Waiver of Jury Trial. HP and the Company each hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, whether the claims raised in such proceeding are based on contract, tort, or otherwise.

         (5) Survival. The representations and warranties made herein shall survive the execution and delivery of this Agreement.

         (6) Successors and Assigns. Subject to the restriction on transfer described in Section 8(g) below, the rights and obligations of the Company and HP shall be binding upon and benefit their respective successors, assigns, heirs, administrators, and transferees.

         (7) Assignment by HP and the Company. Neither the Note nor any of the rights, interests or obligations thereunder or hereunder or under any other Transaction Document may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of HP (except in the case of the Company to a successor entity pursuant to a migratory merger to another state). HP may assign the Note or any of its rights, interests or obligations thereunder or hereunder or under any other Transaction Document; provided, that HP shall not be a party to more than five (5) such assignment transactions.

         (8) Entire Agreement. This Agreement, together with the Note and the other Transaction Documents, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         (9) Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered, on the date of being faxed if sent by confirmed fax, on the first business day after being sent if sent by recognized overnight courier, and on the third business day after being mailed if sent by registered or certified mail, postage prepaid, addressed (i) if to HP to: Hewlett-Packard Company, 333 Logue

                  Avenue, MS32, Mountain View, CA 94043, Attention: General Manager, fax number, (650)919-8013; with a copy to Hewlett-Packard Company, 3000 Hanover Street, MS20BQ, Palo Alto, CA 94304, Attention General Counsel, fax number (650) 857-4392, or (ii) if to the Company to: MSI Holdings, Inc., d/b/a Aperian, 1121 East Seventh Street, Austin, TX 78702-3220, Attention: Chief Executive Officer, facsimile
                  (512) 473-2371.

         (10) Expenses. Each party shall bear and pay its own legal fees in connection with the negotiation and execution of this Agreement and the other Transaction Documents.

         (11) Severability of this Agreement. If any provision of this agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (12) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall be deemed to constitute one instrument.

         IN WITNESS WHEREOF, each of the parties has caused this Note Purchase Agreement to be duly executed and delivered by its duly authorized representative as of the date first written above.


HEWLETT-PACKARD COMPANY                         MSI HOLDINGS, INC., d/b/a
                                                APERIAN


By:    /s/ Craig White                          By:    /s/ Douglas W. Banister
   ---------------------------------------         -----------------------------
Name:  Craig White                              Name:  Douglas W. Banister
     -------------------------------------           ---------------------------
Title: Vice President and General Manager       Title: Vice President and Chief
                                                       Financial Officer

                                    EXHIBIT A

                               OPINION OF COUNSEL

                   [Letterhead of the Company's Legal Counsel]

                                August ____, 2000

Hewlett-Packard Company
Financing & Complements Group
333 Logue Avenue
Mountain View, CA 94043
Attention: General Manager

Hewlett-Packard Company
3000 Hanover Street, MS: 20BQ
Palo Alto, California, 94304
Attention: Legal Department

Ladies and Gentlemen:

         We have acted as counsel for MSI Holdings, Inc., a Utah corporation doing business as Aperian (the "Company"), in connection with its issuance and sale to you of that certain convertible promissory note in the principal amount of $40,000,000 dated August 3, 2000 (the "Note") pursuant to that certain Note Purchase Agreement dated as of August 3, 2000 (the "Note Purchase Agreement") by and between the Company and you. This opinion is being delivered pursuant to
Section 4(a)(i) of the Note Purchase Agreement. Capitalized terms used herein without definition have the respective meanings specified in the Note Purchase Agreement.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of tendering the opinions expressed below. We have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following:

         (13)     the Note Purchase Agreement;

         (14)     the Note;

         (15) that certain Registration Rights Agreement dated as of the date of the Note by and between the Company and you;

         (16) UCC-1 Financing Statements duly executed by the Company for the following jurisdiction: [Texas, Florida, Georgia and Arizona] (the "Financing Statements");

         (17) the Certificate of Incorporation and Bylaws of the Company (the "Governing Documents");

         (18) the agreements, indentures and other instruments to which the Company is a party or by which it or any of them is bound, identified to us by an officer of the Company as a material agreement (the "Material Agreements"), and

         (19) Court and governmental orders, writs, judgments and decrees specifically directed to the Company and identified to us by an officer of the Company as applicable to the Company (the "Court Orders").

         We have been furnished with and, with your consent, have relied upon certificates of officers and other employees of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining as to the internal laws of the State of [Utah Arizona Florida Georgia Texas], and the federal laws of the United States; we express no opinion with respect to the application to the subject transactions, or the effect thereon, of the laws of any other jurisdiction. The opinions contained herein are as of the Closing on the date hereof of the purchase and sale of the Note pursuant to the Note Purchase Agreement and (except as otherwise specified herein) the consummation of all related transactions as they are contemplated to occur on the Closing Date.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, exceptions and assumptions set forth below, we are of the opinion that, as of the date hereof.

         1 The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Utah with full corporate power and authority to own or lease its properties and to conduct its business as now conducted. The Company is duly qualified or registered to transact business and is in good standing in the States of Texas, Florida, Georgia and Arizona, based solely upon our review of certificates of qualification or good standing or similar certificates.

         2 The authorized capital stock of the Company is as set forth in the Disclosure Schedule of the Note Purchase Agreement. Except as provided in the

Disclosure Schedule of the Note Purchase Agreement, there are (i) no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company pursuant to any of the Governing Documents or any Material Agreement other than the Transaction Documents and (ii) no restrictions upon the voting or transfer of any shares of capital stock of the Company, pursuant to any of the Governing Documents or any Material Agreement other than the Transaction Documents.

         3 The Company has full corporate power and authority to execute, deliver and perform its obligations under the Transactions Documents, to issue and sell the Note pursuant to the Note Purchase Agreement and to perform its obligations thereunder, including the issuance and delivery of the shares of capital stock of the Company that may be issued upon the conversion of the Note, in whole or in part (the "Conversion Shares").

         4 Each of the Transaction Documents has been duly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties thereto) is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         5 The Note has been duly authorized by the Company for issuance.

         6 No person has preemptive rights with respect to any Conversion Shares upon issuance thereof pursuant to any of the Governing Documents or any Material Agreement. The Board of Directors of the Company has duly authorized the issuance of the Conversion Shares upon conversion of the Note, in whole or in part, in accordance with the respective terms thereof and such number of Conversion Shares as may be required to be issued upon conversion of the Note, respectively, including by reason of the anti-dilution provisions thereof, has been duly reserved for issuance by the Company. The Conversion Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in the Note, will be duly and validly issued, fully paid and nonassessable.

         7 Based on the representations contained in Section 3 of the Note Purchase Agreement, the offer, issue, sale and delivery of the Note constitute transactions exempted from the registration requirements of the Securities Act of 1933, as amended.

         8 The execution and delivery of each of the Transaction Documents by the Company, the issuance and sale of the Note pursuant to the Note Purchase Agreement, and the performance by the Company of its obligations under the Transaction Documents (including the issuance of the Conversion Shares upon the conversion thereof) will not result in (i) the violation by the Company of its Governing Documents, (ii) the violation by the Company of any federal or Utah statute, rule or (other than federal securities laws, which are specifically addressed elsewhere herein) or (iii) the breach of or a default by the Company under any of the Material Agreements or Court Orders.

         9 To the best of our knowledge, no consent, approval, authorization or order of, or filing with, any governmental or public authority is required for the execution and delivery of each of the Transaction Documents by the Company, the issuance and sale of the Note pursuant to the Note Purchase Agreement or the performance by the Company of the Transaction Documents, except such consents, approvals, authorizations, orders, or filings as have been obtained or made.

         10 The Financing Statements are in an appropriate form for filing in the office of the Secretary of State of [TEXAS FLORIDA GEORGIA ARIZONA]. Upon the due filing of the Financing Statements in the office of the Secretary of State of [TEXAS FLORIDA GEORGIA ARIZONA], all action necessary to "perfect" (as such term is used in Article 9 of the Uniform Commercial Code of such state, as applicable ("Article 9")) a security interest in the collateral described in the Financing Statements will have been taken, to the extent that a security interest in such collateral is governed by and may be perfected pursuant to
Article 9 by filing or recording in such state.

         The opinions rendered above are subject to the following exceptions, limitations and qualifications:

                  (i) an opinion rendered in paragraph 4 relating to the enforceability of the Transaction Documents is limited and subject to:

                           (A) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally or

                           (B) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

                  (ii)     [OTHER ASSUMPTIONS OF COUNSEL]

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial action or otherwise.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                Very truly yours,